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                                                                    Exhibit 21.1
                                                                    ------------



                        Subsidiaries of the Registrant


SUBSIDIARY                                      JURISDICTION OF
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                                                INCORPORATION
                                                -------------

Global Crossing Holdings Ltd.                   Bermuda

Global Crossing Development Holdings Ltd.       Bermuda

Global Crossing International, Ltd.             Bermuda

Global Telesystems Holdings Ltd.                Bermuda

Pacific Crossing Holdings Ltd.                  Bermuda

Mid-Atlantic Crossing Holdings Ltd.             Bermuda

Pan American Crossing Holdings Ltd.             Bermuda

Global Crossing Holdings UK Limited             UK

Global Crossing Marketing USA Inc.              Delaware

Atlantic Crossing Ltd.                          Bermuda

GCT Pacific Holdings, Ltd.                      Bermuda

Mid-Atlantic Crossing Ltd.                      Bermuda

Pan American Crossing Ltd.                      Bermuda

Global Crossing Development Co.                 Delaware

Global Crossing Marketing (UK) Limited          UK

Pacific Crossing Ltd.                           Bermuda

GT Landing Corp.                                Delaware

Global Telesystems GmbH                         Germany

GT Netherlands B.V.                             Netherlands

GT U.K. Ltd.                                    UK